UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2024

Date of Report (Date of earliest event reported)

Limitless X Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9454 Wilshire Blvd., #300 Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

(855) 413-7030

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Report is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of September 20, 2024, (the “Effective Date”), Limitless X Holdings, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to Certificate of Designation of Class B Convertible Preferred Stock of the Company (the “Certificate of Amendment”), which was approved by a majority of the Class B shareholders, which became effective on the Effective Date. The Certificate of Amendment amends Section 5(a) of the Certificate of Designation of Class B Convertible Preferred Stock of the Company by changing the conversion rate at which shares of the Company’s Class B Convertible Preferred Stock (the “Class B Stock”) may be converted into shares of the Company’s Common Stock (the “Conversion Rate”) to adjust for the reverse stock split that the Company effectuated in December 2022. Per the Certificate of Amendment, the Conversion Rate was changed from a one share of Class B Stock for two shares of Common Stock basis to a one share of Class B Stock for 0.067 shares of Common Stock basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

3.1	Certificate of Amendment to Certificate of Designation of Class B Convertible Preferred Stock of the Company
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limitless X Holdings Inc.

Date: September 25, 2024	By:	/s/ Jaspreet Mathur
	Name:	Jaspreet Mathur
	Title:	Chief Executive Officer

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